UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

CINCINNATI BANCORP

(Exact Name of Registrant as Specified in its Charter)

Federal	000-55529	47-4931771
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue, Cincinnati, Ohio		45247
(Address of Principal Executive Offices)		(Zip Code)

(513) 574-3025

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2019, the Board of Directors of Cincinnati Bancorp (the “Company”) appointed Robert A. Bedinghaus to serve as the Chief Executive Officer of the Company effective January 1, 2020. Also on October 16, 2019, the Board of Directors of Cincinnati Federal (the “Bank”), the Company’s wholly-owned bank subsidiary, and the Board of Directors of CF Mutual Holding Company (the “MHC”), the Company’s parent mutual holding company, both took the same action.

Currently, Mr. Bedinghaus serves as Executive Chairman of the Board of Directors of each of the MHC, the Company and the Bank. He will continue to serve as Chairman of the Board of Directors of each of the MHC, the Company and the Bank upon the effectiveness of his appointment as Chief Executive Officer. The information regarding Mr. Bedinghaus contained in the Company’s definitive proxy statement for the Company’s 2019 Annual Meeting of Stockholders under the heading “Business Items to be Voted on by Stockholders – Item 1 – Election of Directors” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BANCORP

Date: October 22, 2019	By:	/s/ Joseph V. Bunke
Joseph V. Bunke President